Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BioMarin Pharmaceutical Inc.:

We consent to the incorporation by reference in the registration statements (Nos.  333-218695, 333 206094, 333-197759, 333-201504, 333-188620, 333-168552, 333-136963 and 333-181697) on Form S-8 and in the registration statements (No. 333-212974) on Form S-3 of BioMarin Pharmaceutical Inc., and subsidiaries our reports dated February 26, 2018, with respect to the consolidated balance sheets of BioMarin Pharmaceutical Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10 K of BioMarin Pharmaceutical Inc.

/s/ KPMG LLP

San Francisco, California
February 26, 2018